AMENDED AND RESTATED BY-LAWS

OF

P&R INVESTMENT TRUST

ARTICLE 1

Agreement and Declaration

of Trust and Principal Office

1.1 Agreement and Declaration of Trust. These Amended and Restated By-Laws (“By-Laws”) shall be subject to the Master Trust Agreement, as from time to time in effect (the “Declaration of Trust”), of P&R Investment Trust, the Massachusetts business trust established by the Declaration of Trust (the “Trust”).

1.2 Principal Office of the Trust. The principal office of the Trust shall be located at 333 South Grand Avenue, Los Angeles, California 90071 or at such other location as the Trustees may, from time to time, determine.

ARTICLE 2

Trustees

2.1 General Powers. The business of the Trust shall be managed under the direction of its Board of Trustees (the “Board” or “Trustees”), which may exercise all powers of the Trust, except such as are by statute, or the Declaration of Trust, or by these By-Laws conferred upon or reserved to the shareholders.

2.2 Number and Term of Office. The number of Trustees which shall constitute the whole Board shall be determined from time to time by the Trustees but shall not be fewer than the minimum number permitted by applicable laws. Each Trustee elected shall hold office until he or she dies, resigns, retires, is removed or becomes disqualified or until his or her successor is elected and qualified.

2.3 Elections. Provided a quorum is present, the Trustees shall be elected by the vote of a plurality of the Shareholder votes present in person or by proxy at a duly called meeting of shareholders as provided for in the Declaration of Trust, except that any vacancy on the Board may be filled by a majority vote of the Board, subject to the requirements of the Investment Company Act of 1940, as amended (“1940 Act”), and any related rules, orders, regulations and regulatory interpretations thereunder.

2.4 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.5 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chair of the Board, the Principal Executive Officer or the Principal Financial Officer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer of the Trustees calling the meeting.

2.6 Notice. Notices shall be delivered by any method legally permissible with respect to that type of notice. Such methods may include oral, written, electronic, or otherwise. Delivery of notice shall be made using the most current contact information for the Trustee appearing on the books of the Trust. Each notice shall state the time and place of the meeting, or that the meeting is being held by means of remote communication, and shall be delivered to each Trustee, either personally or by telephone or other standard form of telecommunication or electronic transmission, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Trustee at his or her residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Subject to the provisions of the 1940 Act, and any related rules, orders, regulations and regulatory interpretations thereunder, neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.7 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.8 Participation by Telephone. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.9 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a written or electronic consent to such action is signed by a majority of the members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or committee. Such consent shall be treated for all purposes as an action taken at a meeting of the Board.

2.10. Chair of the Board of Trustees. The Chair of the Board shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to the Chair by the Board or prescribed by these By-Laws. The Chair of the Board shall be an independent Trustee but shall not be an officer of the Trust. In the absence of the Chair for a meeting of the Board, the meeting shall be chaired in order of preference by the chair of the Audit Committee, the chair of the Governance Committee or the chair of the Liquidity & Valuation Committee.

2.11 Appointment, Designation or Identification. The appointment, designation or identification of a Trustee as Chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses.

ARTICLE 3

Officers

3.1 Enumeration; Qualification. The officers of the Trust shall be chosen by the Board and shall include a Principal Executive Officer, a Principal Financial Officer, a Treasurer, a Secretary and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. An officer may be, but none need be, a Trustee or shareholder. Any two or more offices may be held by the same person.

3.2 Election and Tenure. The Principal Executive Officer, the Principal Financial Officer, the Treasurer, and the Secretary shall be elected by the Trustees and shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Other officers, if any, may be elected or appointed by the Trustees at any time, and each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees. Vacancies in any office may be filled at any time.

3.3 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4 Principal Executive Officer. The Principal Executive Officer shall be the chief operating officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business, policies and officers of the Trust. The Principal Executive Officer or his or her designee shall preside at all meetings of the shareholders, and he or she may appoint an officer to preside at such meetings in his or her absence. The Principal Executive Officer shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

3.5 Vice President. The Vice President, or if there be more than one Vice President, the Vice Presidents in the order determined by the Trustees (or if there be no such determination, then in the order of their election) shall in the absence of the Principal Executive Officer or in the event of his or her inability or refusal to act, perform the duties of the Principal Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Principal Executive Officer. The Vice Presidents shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

3.6 Principal Financial Officer. The Principal Financial Officer shall be the chief financial officer of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or by the Principal Executive Officer.

3.7 Treasurer. The Treasurer shall be the chief accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the Principal Executive Officer.

3.8 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

3.9 Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust’s compliance policies and procedures as required by Rule 38a-1 under the 1940 Act and may have such other duties and powers as may be designated from time to time by the Trustees. The designation, compensation, and removal of the Chief Compliance Officer must be approved by the Trustees, including a majority of the Trustees who are not interested persons of the Trust, as defined by the 1940 Act, and any related rules, orders, regulations and regulatory interpretations thereunder. The Chief Compliance Officer shall be authorized to sign documents on behalf of the Trust.

3.10 Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.11 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees (or if there be no determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

3.12 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chair, the Principal Executive Officer, or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause.

ARTICLE 4

Committees

4.1 General. The Board may, by a resolution passed by a majority of the Board, establish committees composed of two or more Trustees, and may delegate to such committees some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time.

ARTICLE 5

Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Fiscal Year

6.1 General. The fiscal year of the Trust shall be fixed by resolution of the Trustees.

ARTICLE 7

Seal

7.1 General. The seal of the Trust shall consist of a flat-faced die with the word “Massachusetts”, together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the Principal Executive Officer, the Principal Financial Officer, or by the Treasurer and need not bear the seal of the Trust.

ARTICLE 9

Dealings with Trustees and Officers

9.1 General. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

ARTICLE 10

General Matters

10.1 Litigation. The Trustees shall have full power and authority, in the name and on behalf of the Trust or any series of shares established and designated under or in accordance with the provisions of Article IV of the Declaration of Trust (each, a “Series”), to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or any Series or arising out of or relating to the Trustees’ service to the Trust or any Series, and out of the assets of the Trust or the related Series to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, to the maximum extent permitted by law, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any party, including a shareholder in its own name or in the name of the Trust or the related Series, whether or not the Trust or any Series or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust. To the maximum extent permitted by law, any exercise of the power described herein shall be final and binding on all parties (including shareholders).

10.2 Trustees’ Good Faith Action, No Implied Duties or Liabilities, Expert Advice. The exercise in good faith by the Trustees of their powers and discretion under these By-Laws shall be binding upon everyone interested. Except to the extent required by mandatory provisions of applicable law, including the 1940 Act, no Trustee or officer of the Trust shall owe any fiduciary duties to the Trust or any Series or to any shareholder or any other person, and nothing in the Declaration of Trust shall be deemed to create any fiduciary duty or other legal duty or obligation (a) on the part of the Trustees or officers to the Trust, any Series or class of shares of any Series established and designated under or in accordance with the provisions of Article IV of the Declaration of Trust (each, a “Class”), the shareholders, or any other person; or (b) on the part of the Trust or any Series to the shareholders or any other person except the Trustees. To the extent that, at law (statutory or common) or in equity, a Trustee or officer of the Trust has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Series or Class, to the shareholders or to any other person, a Trustee acting under the Declaration of Trust shall not be liable to the Trust, to the shareholders or to any other person for his or her good faith reliance on the provisions of the Declaration of Trust. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of these By-Laws, and subject to the provisions of Article VI of the Declaration of Trust, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. A Trustee shall be fully protected in relying in faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other “Person” (which shall mean and include, for the purposes of this Section 2, individuals, corporations, limited liability companies, partnerships, trusts (common law or statutory), associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign) as to matters the Trustee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The provisions of the Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees or officers of the Trust otherwise existing at law (statutory or common) or in equity, shall apply to the shareholders and all other persons affected by the Declaration of Trust to replace such other duties and liabilities of such Trustees.

ARTICLE 11

Amendments to the By-Laws

11.1 General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in the office at any meeting of the Trustees, or by one or more writings signed by such a majority.